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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 17, 1997

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)



           DELAWARE                      1-9210            95-4035997
  (State or other jurisdiction        (Commission       (I.R.S. Employer
       of incorporation)              File Number)     Identification No.)


            10889 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90024
            (Address of principal executive offices)     (ZIP code)

              Registrant's telephone number, including area code:
                                 (310) 208-8800

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Item 5.   Other Events
-------   ------------

     Occidental Petroleum Corporation reported on July 17, 1997 net income of $158 million ($.41 per share) for the second quarter of 1997, compared with net income of $181 million ($.49 per share) for the second quarter of 1996. The second quarter of 1996 results included a $130 million favorable litigation settlement, partially offset by charges of $75 million for additional environmental reserves and related tax effects. Earnings before special items were $153 million for the second quarter of 1996. Sales were $2.7 billion for the second quarter of 1997, compared with $2.5 billion for the second quarter of 1996.

     Oil and gas divisional earnings were $133 million for the second quarter of 1997, compared with $144 million for the second quarter of 1996. The decrease in 1997 earnings resulted primarily from lower domestic natural gas and worldwide crude oil prices, partially offset by increased gas production and lower exploration expense.

     Natural gas transmission divisional earnings for the second quarter of 1997 were $39 million, compared with $51 million for the second quarter of 1996. The decline in 1997 earnings resulted primarily from lower gas sales margins.

     Chemical divisional earnings for the second quarter of 1997 were $184 million, compared with earnings before special items of $160 million for the second quarter of 1996. The 1996 second quarter results were $212 million, after inclusion of a favorable litigation settlement, partially offset by charges for additional environmental reserves and the related state tax effects. The improvement in 1997 earnings before special items resulted primarily from improved profit margins in the chloro-vinyls and petrochemicals business areas and higher profits from specialty chemicals, partially offset by decreased caustic soda profit margins.

     Interest expense in the second quarter of 1997 was $101 million, compared with $112 million for the second quarter of 1996. The decline in interest expense was primarily attributable to lower average debt levels as a result of early debt retirements in 1996 and lower rates. Unallocated other expenses were $13 million for the second quarter of 1997, compared with $2 million for the same period in 1996. The higher expense in 1997 was due primarily to lower equity earnings from unconsolidated oil and gas investments.

     For the first six months of 1997, Occidental's net income totaled $337 million ($.88 per share), compared with net income of $315 million ($.84 per share) for the first six months of 1996. Sales were $5.5 billion for the first six months of 1997, compared with $5.0 billion for the same period in 1996.

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SUMMARY OF DIVISIONAL NET SALES AND EARNINGS
(Millions, except per-share amounts)

                                         Second Quarter           Six Months
                                       ----------------     ----------------
Periods Ended June 30                     1997     1996        1997     1996
==================================     =======  =======     =======  =======

DIVISIONAL NET SALES
   Oil and gas                         $ 1,055  $   878     $ 1,897  $ 1,632
   Natural gas transmission                565      521       1,419    1,223
   Chemical                              1,103    1,058       2,178    2,126
   Other                                    (6)       -         (16)      (2)
                                       -------  -------     -------  -------

                                       $ 2,717  $ 2,457     $ 5,478  $ 4,979
==================================     =======  =======     =======  =======

DIVISIONAL EARNINGS
   Oil and gas                         $   133  $   144     $   361  $   305
   Natural gas transmission                 39       51         130      172
   Chemical                                184      212         276      330
                                       -------  -------     -------  -------
                                           356      407         767      807
UNALLOCATED CORPORATE ITEMS
   Interest expense, net                  (101)    (112)       (202)    (242)
   Income taxes (a)                        (84)    (112)       (209)    (211)
   Other                                   (13)      (2)        (19)      (9)
                                       -------  -------     -------  -------

INCOME BEFORE EXTRAORDINARY ITEMS          158      181         337      345
Extraordinary gain(loss), net                -        -           -      (30)
                                       -------  -------     -------  -------

NET INCOME                                 158      181         337      315

Preferred dividends                        (23)     (23)        (46)     (46)
                                       -------  -------     -------  -------
EARNINGS APPLICABLE TO COMMON STOCK    $   135  $   158     $   291  $   269
                                       =======  =======     =======  =======

PRIMARY EARNINGS PER COMMON SHARE
   Income before extraordinary items   $   .41  $   .49     $   .88  $   .93
   Extraordinary gain(loss), net             -        -           -     (.09)
                                       -------  -------     -------  -------
PRIMARY EARNINGS(LOSS) PER COMMON
     SHARE                             $   .41  $   .49     $   .88  $   .84
                                       =======  =======     =======  =======

FULLY DILUTED EARNINGS PER COMMON SHARE
   Income before extraordinary items   $   .39  $   .47     $   .84  $   .91
   Extraordinary gain(loss), net             -        -           -     (.09)
                                       -------  -------     -------  -------
FULLY DILUTED EARNINGS(LOSS) PER
     COMMON SHARE                      $   .39  $   .47     $   .84  $   .82
                                       =======  =======     =======  =======

AVERAGE COMMON SHARES OUTSTANDING        330.6    322.4       330.3    320.9
==================================     =======  =======     =======  =======

(a) Includes an adjustment to corporate taxes, as quarterly consolidated taxes are computed in accordance with Interpretation No. 18 of APB Opinion No. 28 and hence are based on projections of total-year income and taxes. Also, includes an offset for charges and credits in lieu of U.S. federal income taxes allocated to the divisions. Divisional earnings in the second quarter of 1997 have benefited from credits allocated by $3 million, $12 million and $7 million at oil and gas, natural gas transmission and chemical, respectively. Divisional earnings in the second quarter of 1996 have benefited from credits allocated by $4 million, $12 million and $7 million at oil and gas, natural gas transmission and chemical, respectively.

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SUMMARY OF OPERATING STATISTICS

                                        Second Quarter         Six Months
                                        --------------     --------------
Periods Ended June 30                     1997    1996       1997    1996
===================================     ======  ======     ======  ======

NET OIL, GAS AND LIQUIDS
  PRODUCTION PER DAY

United States
   Crude oil and condensate
     (thousands of barrels)                 58      54         58      56
   Natural gas liquids
     (thousands of barrels)                 10      11         11      11
   Natural gas
     (millions of cubic feet)              630     611        612     613

Other Western Hemisphere
   Crude oil and condensate
     (thousands of barrels)                119     130        121     129

Eastern Hemisphere
   Crude oil and condensate
     (thousands of barrels)                107     105        101     104
   Natural gas
     (millions of cubic feet)              112     120        119     128

NATURAL GAS TRANSMISSION DELIVERIES

Sales (billions of cubic feet)             181     150        391     343
Transportation
  (billions of cubic feet)                 299     326        741     845


CAPITAL EXPENDITURES (millions)         $  407  $  275     $  683  $  508
                                        ======  ======     ======  ======


DEPRECIATION, DEPLETION AND
  AMORTIZATION OF ASSETS (millions)     $  246  $  227     $  488  $  451
===================================     ======  ======     ======  ======


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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        OCCIDENTAL PETROLEUM CORPORATION
                                                  (Registrant)



DATE: July 18, 1997                     S. P. Dominick, Jr.
                                        --------------------------------
                                        S. P. Dominick, Jr.,  Vice
                                        President and Controller
                                        (Chief Accounting and Duly
                                        Authorized Officer)

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